Exhibit 23.01

CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
NutraCea
El Dorado Hills, California

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 15, 2006 relating to the consolidated financial statements of NutraCea as of December 31, 2005 and for each of the two years in the period ended December 31, 2005, which appears in NutraCea’s Annual Report on Form 10-KSB for the year ended December 31, 2005.

/s/ Malone & Bailey, PC

Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas
July 14, 2006